UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2020

Summit Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35666	45-5200503
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Louisiana Street, Suite 4200

Houston, TX 77002

(Address of principal executive office) (Zip Code)

(Registrant’s telephone number, including area code): (832) 413-4770

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	SMLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On September 9, 2020, Summit Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), issued a press release announcing the amendment to the Tender Offers (as defined below) described in Item 8.01 below. A copy of the related press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission, whether or not filed under the Securities Act of 1933 or the 1934 Act, regardless of any general incorporation language in such document.

Item 8.01	Other Events

As previously announced, on August 25, 2020, Summit Midstream Holdings, LLC (the “Company”), a Delaware limited liability company and subsidiary of the Partnership, and Summit Midstream Finance Corp., a Delaware corporation and subsidiary of the Partnership (the “Co-Issuer,” and together with the Company, the “Issuers”), commenced tender offers (the “Tender Offers”) to purchase for cash a portion of the Issuers’ 5.75% Senior Notes due 2025 (the “2025 Notes”) and 5.50% Senior Notes due 2022 (the “2022 Notes,” and together with the 2025 Notes, the “Notes”) pursuant to the terms and subject to the conditions set forth in the Offer to Purchase, dated August 25, 2020 (the “Offer to Purchase”). The maximum amount of 2025 Notes that may be purchased in the Tender Offers will be a principal amount of 2025 Notes that could be purchased with a purchase price, excluding Accrued Interest (as defined in the Offer to Purchase), of up to $60,000,000, and the maximum amount of 2022 Notes that may be purchased in the Tender Offers will be a principal amount of 2022 Notes that could be purchased with a purchase price, excluding Accrued Interest, of up to $60,000,000 less the aggregate purchase price, excluding Accrued Interest, of 2025 Notes purchased in the Tender Offers.

On September 9, 2020, the Partnership issued a press release announcing that the Tender Offers were amended to extend the Early Tender Deadline (as defined in the Offer to Purchase) to 5:00 p.m., New York City time, on September 16, 2020.

As of 5:00 p.m., New York City time, on Tuesday, September 8, 2020, according to information provided by D.F. King & Co., Inc., the Tender and Information Agent for the Tender Offers, approximately $32,919,000 aggregate principal amount of the 2022 Notes had been validly tendered and not withdrawn and approximately $33,012,000 aggregate principal amount of the 2025 Notes had been validly tendered and not withdrawn. The Withdrawal Deadline (as defined in the Offer to Purchase) expired at 5:00 p.m., New York City time, on September 8, 2020. As such, Notes tendered in the Tender Offers after that time may not be withdrawn, except as required by law.

The Tender Offers remain scheduled to expire at 11:59 p.m., New York City time, on September 22, 2020, unless extended. The Issuers plan to settle the Tender Offers on September 24, 2020.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated September 9, 2020.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Partners, LP
(Registrant)

	By:	Summit Midstream GP, LLC (its general partner)

Dated: September 9, 2020	/s/ Marc D. Stratton
Marc D. Stratton, Executive Vice President and Chief Financial Officer